Exhibit 99.1


                                  NEWS RELEASE
                                                      Contact: Ray Link
                                                      Vice President-Finance
                                                      Tel:  407/886-8860
                                                      Fax:  407/886-7061
                                                      E-mail: rl@sawtek.com
For Immediate Release

                      SAWTEK ANNOUNCES ITS NEXT GENERATION
                                 MANAGEMENT TEAM
                          AND A TWO-FOR-ONE STOCK SPLIT

Orlando, Florida, July 28, 1999 - Sawtek Inc. (NASDAQ: SAWS) announced its next generation management team to be effective on October 1, 1999, and a two-for-one stock split effective for shareholders of record on August 9, 1999.

Management Team:

The Board of Directors of Sawtek has promoted Gary Monetti to Chief Executive Officer, Kimon Anemogiannis to President and Chief Operating Officer, Raymond Link to Senior Vice President and Chief Financial Officer and Azhar Waseem to Vice President-Operations, effective October 1, 1999.

Mr. Monetti will replace Steven Miller, who co-founded Sawtek over 20 years ago and currently serves as Chairman and Chief Executive Officer of the Company. Mr. Miller will remain as Chairman of the Board of Sawtek. He, along with Jay Tolar, another Sawtek co-founder and Senior Vice President and Chief Technical Officer, will step down from day-to-day activities effective with the end of Sawtek's fiscal year on September 30, 1999. Dr. Tolar will also remain a member of Sawtek's Board of Directors.

Mr. Miller stated, "These promotions complete a management development and transition plan initiated five years ago and places Sawtek in the hands of a well-seasoned management team. Sawtek is embarking on a major growth initiative as we plan to offer an expanded line of SAW filter products and this management team has the breadth and depth of experience necessary to lead Sawtek in this new strategic endeavor. I, along with the other members of the Board, have full faith and confidence in this highly talented group."

Mr. Miller further noted that both he and Dr. Tolar will become part-time consultants to Sawtek and will continue oversight of the Company through their roles as Board members and that they both plan to continue to be active in a variety of professional and community activities.

Mr. Monetti, 40, joined Sawtek in 1982 and was named President and Chief Operating Officer in 1997 and was appointed to the Board of Directors in 1998. Prior to this, he served as Vice President-Operations, Vice President-Engineering, Vice President-Sales & Marketing, and other positions during his 18-year career at Sawtek. As the CEO, Mr. Monetti will have overall responsibility for the Company. He has a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Rollins College.

Dr. Anemogiannis, 38, joined Sawtek in 1995 as Director of Engineering and was promoted to Vice President-Engineering in 1998 and then to Vice President-Operations in 1998. Prior to joining Sawtek, Dr. Anemogiannis was Manager of Engineering for the surface acoustic wave (SAW) group at Siemens Matsushita Components based in Munich, Germany. Dr. Anemogiannis earned his M.S. and Ph.D. degrees in electrical engineering from the Technical University
Munich. As President and COO he will be responsible for the day-to-day activities at Sawtek, including leading the Company's new product initiatives. He will report to Mr. Monetti.

Mr. Link, 45, joined Sawtek in 1995 as Vice President and Chief Financial Officer. Prior to joining Sawtek, Mr. Link spent a combined 15 years at Harris Corporation and Hubbard Construction Company in a variety of financial and accounting positions. He is a Certified Public Accountant and has a B.S. degree in accounting from the University of Buffalo and a M.B.A. from the Wharton School. Mr. Link will continue to be responsible for the financial affairs at Sawtek and will report to Mr. Monetti. Mr. Waseem, 45, joined Sawtek in 1995 as Manager of Wafer Fabrication and was promoted to Director of Wafer Fabrication in 1996 and to Vice President-Manufacturing in 1998. Prior to joining Sawtek, Mr. Waseem managed the international operations of Siliconix Inc. based in Santa Clara, California. He has over 20 years of high-tech manufacturing experience. Mr. Waseem earned a B.S. and M.S. degrees in electrical engineering and a M.B.A. from the University of Minnesota. In this new position, he will have overall responsibility for manufacturing and operations at the Apopka plant and at the Company's production plant in Costa Rica. He will report to Dr. Anemogiannis.

Other members of the management team are Brian Balut, who was promoted to Vice President-Sales and Marketing in September 1998, and Jack Bitzer, who was promoted to Vice President-Operations Support in April 1998.

Stock Split:

Steve Miller, Chairman and Chief Executive Officer, stated, "I am pleased to announce that the Board of Directors has declared a two-for-one stock split effected as a 100% stock dividend. Shareholders of record on August 9, 1999 will be issued one additional share of Common Stock for each share of Common Stock held on the record date. Upon completion of the split, the Company will have approximately 42.1 million shares outstanding."

About Sawtek:

Sawtek Inc. is a leading supplier of electronic signal processing components based on surface acoustic wave ("SAW") technology. The Company's primary focus is custom designed, high-performance bandpass filters, resonators, delay lines, oscillators and SAW-based subsystems. These products are used in a wide array of microwave and radio frequency systems such as CDMA and GSM-based digital telephone systems, digital microwave radios, wireless local area networks, cable television, defense and satellite systems, and chemical sensors. For more information, please visit the Company's web site at http://www.sawtek.com.

Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that forward-looking statements such as the statements made by Mr. Miller of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to the statements made by Mr. Miller. The Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the following: the Company's dependence on continuing demand for wireless communications services and CDMA technology, particularly CDMA handset units; economic turmoil in South Korea and other Asia-Pacific countries (as experienced during the past year) or other geographic areas of the world and risks associated with international operations; limited sources of supply for basic raw materials and potential near-term shortages of supply; fluctuations in the value of foreign currency; pressure on revenue and gross profit margins due to competition, change in product mix and other factors; lower average selling prices of Sawtek's products; dependence on a limited number of customers, which are expected to continue to account for a high percentage of the Company's future net sales; fluctuations in the Company's quarterly results and backlog which may be caused by such factors as product mix changes, price competition, availability of manufacturing capacity which could limit the Company's ability to respond timely to customer requirements and limit its ability to grow revenue; customer order cancellation or rescheduling; the Company's dependence on its timely development of new or improved SAW products (such as SAW chemical sensors) to meet changing market needs and the risk of competing technologies which could replace or reduce the use of SAW technology for certain applications; risks associated with Costa Rica operations; risks associated with failures in information technology systems that are not Year 2000 compliant, as well as other risks discussed in Sawtek's SEC reports, including Form 10-K and Form 10-Q.

A reader of this release should understand that it is not possible to predict or identify all such risk factors. Consequently, the reader should not consider this list to be a complete statement of all-potential risks or uncertainties. The Company does not assume the obligation to update any forward-looking statement.